UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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THL Credit, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Boylston Street, Suite 1250

Boston, MA 02116

April 23, 2020

To the Stockholders of THL Credit, Inc.:

You are cordially invited to attend the virtual Special Meeting of Stockholders (the “Special Meeting”) of THL Credit, Inc., to be held online on May 28, 2020, at 11:00 a.m., local time at the following website: www.virtualshareholdermeeting.com/TCRD2020. Only stockholders of record at the close of business on April 22, 2020 are entitled to notice of, and to vote at, the virtual meeting or any adjournment or postponement thereof.

Details of the business to be conducted at the meeting are given in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, which you should read carefully. The Proxy Statement is first being sent to stockholders on or about April 24, 2020. Your vote is very important to us.

It is important that your shares be represented at the Special Meeting. Whether or not you expect to participate in the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the internet or telephone. Instructions are shown on the proxy card. Returning the proxy does not deprive you of your right to participate in the Special Meeting and to vote your shares online.

We look forward to seeing you at the meeting. Your vote and participation in our governance is very important to us.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS THEREOF, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS THAT THE COMPANY’S STOCKHOLDERS ARE BEING ASKED TO APPROVE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Sincerely,

CHRISTOPHER J. FLYNN

Director, Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting of Stockholders to be Held on May 28, 2020.

The proxy statement is also available at https://www.thlcreditbdc.com.

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

500 Boylston Street, Suite 1250

Boston, MA 02116

Online Meeting Only—No Physical Meeting Location

www.virtualshareholdermeeting.com/TCRD2020

May 28, 2020, 11:00 a.m., local time

To the Stockholders of THL Credit, Inc.: A virtual Special Meeting of Stockholders (the “Special Meeting”) of THL Credit, Inc., a Delaware corporation (the “Company” or “we”), will be held online on May 28, 2020, at 11:00 a.m., local time at the following website: www.virtualshareholdermeeting.com/TCRD2020. The Special Meeting is being held for the following purpose:

1.

To approve the Company’s entry into a new investment management agreement between the Company and First Eagle Alternative Credit, LLC, formerly known as THL Credit Advisors LLC (the “Adviser”), that will replace the prior investment management agreement with the Adviser (the “Prior Investment Advisory Agreement”); and

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

As discussed in more detail in the accompanying proxy statement, on December 8, 2019, the Adviser and First Eagle Investment Management, LLC (“First Eagle”) entered into a definitive agreement, whereby First Eagle agreed, subject to the satisfaction of certain closing conditions, to merge a newly formed subsidiary of First Eagle with and into the Adviser, with the Adviser as the surviving company (the “Transaction”). The Transaction closed on January 31, 2020. In conjunction with the closing of the Transaction, the Adviser changed its name to First Eagle Alternative Credit, LLC. All key personnel of the Adviser who are involved in the management of the Company are expected to continue to serve in the same or similar role(s) with respect to the Company.

The Transaction resulted in a change of control of the Adviser and an “assignment” of the Prior Investment Advisory Agreement between the Company and the Adviser under the Investment Company Act of 1940, as amended (the “1940 Act”), meaning that the investment management agreement terminated automatically by its terms. Because the Prior Investment Advisory Agreement terminated upon completion of the Transaction, the stockholders of the Company are being asked to approve (“Stockholder Approval”) a new investment management agreement (the “New Investment Advisory Agreement”) between the Company and the Adviser. All material terms of the New Investment Advisory Agreement will remain unchanged from the material terms of the Prior Investment Advisory Agreement. If approved by stockholders, the New Investment Advisory Agreement will become effective immediately. While the Company seeks approval of the New Investment Advisory Agreement, the Adviser continues to serve as the Company’s investment adviser under an interim investment management agreement (the “Interim Investment Advisory Agreement”) that includes substantially the same material terms as the Prior Investment Advisory Agreement and otherwise meets the requirements of Rule 15a-4 under the 1940 Act, including the escrowing of advisory fees pending stockholder approval of the New Investment Advisory Agreement. In accordance with Rule 15a-4, the Interim Investment Advisory Agreement will terminate upon the earlier of 150 days from its effective date, which would be June 29, 2020, or when the New Investment Advisory Agreement has been approved by the Company’s stockholders.

In connection with the Transaction, First Eagle and the sellers of the Adviser consisting of THLP Debt Partners, L.P. and certain members of management of the Adviser (collectively the “Adviser Equityholders”) agreed, subject to the satisfaction of certain conditions, to purchase an amount of newly issued common stock of the Company at the net asset value per share determined as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). On April 17, 2020, First Eagle and the Adviser Equityholders purchased a combined amount of approximately $30 million of newly issued common stock of the Company at $5.34, our net asset value per share as determined by our Board of Directors as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). First Eagle’s share of the commitment is approximately $20 million and the Adviser Equityholders’ share is approximately $10 million. If stockholders approve the New Investment Advisory Agreement, the Board has approved a contingent tender offer for up to $30 million of the Company’s common stock which would commence shortly following the Special Meeting, subject to any applicable regulatory or contractual restrictions. Additionally, if stockholders approve the New Investment advisory Agreement, the Adviser has committed to irrevocably waive the entirety of its base management fee and incentive fee for the period from July 1, 2020 through March 31, 2021. First Eagle and the Adviser Equityholders have advised the Company that they intend to vote “for” the proposal to approve the New Investment Advisory Agreement.

THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING THE INDEPENDENT DIRECTORS, HAS APPROVED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSALS.

The matters to be voted upon at the Special Meeting or any adjournment(s) or postponement(s) thereof are described in the enclosed proxy statement. We are not aware of any other business that may properly be brought before the Special Meeting.

Holders of record of our common stock as of the close of business on April 22, 2020, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. Whether or not you expect to participate in the Special Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the internet or telephone. Instructions are shown on the proxy card. Please note, however, that if you wish to vote during the Special Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

Please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via the internet or telephone. Thank you for your support of THL Credit, Inc.

By order of the Board of Directors,

SABRINA RUSNAK-CARLSON,

Secretary of the Company

Boston, Massachusetts

April 23, 2020

Your vote is extremely important. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically through the internet or by telephone. Please see the proxy statement and enclosed proxy card for details about electronic voting. Even if you vote your shares prior to the Special Meeting, you still may participate in the Special Meeting and vote your shares. No matter how many or how few shares you own, please send in your proxy card, vote your shares by telephone or vote via the internet today.

THL Credit, Inc.

500 Boylston Street, Suite 1250

Boston, MA 02116

PROXY STATEMENT

Virtual Special Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) for a virtual Special Meeting of Stockholders (the “Special Meeting”). We are first furnishing this proxy statement and the accompanying form of proxy to stockholders on or about April 24, 2020 for use at the virtual Special Meeting. In this proxy statement, except where the context suggests otherwise, we refer to THL Credit, Inc., as the “Company,” “THL Credit,” “we,” “our” or “us” and the Board of Directors as the “Board.” This proxy statement summarizes the information regarding the matters to be voted upon at the Special Meeting.

We encourage you to vote your shares by voting your shares online or by granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the internet, by telephone or by signing, dating and returning the enclosed proxy card, and the Company receives them in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the proposal and FOR the other matters listed in the accompanying Notice of Special Meeting of Stockholders.

Special Meeting Information

Date and Location

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The Special Meeting will be held online on May 28, 2020 at 11:00 a.m., local time, at the following website: www.virtualshareholdermeeting.com/TCRD2020. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/TCRD2020 and enter the 16-digit control number included on the proxy card you received, or in the instructions that accompany your proxy materials. Online check-in will begin at 10:30 a.m. local time. Please allow time for online check-in procedures.

Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Special Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear the streaming audio prior to the start of the meeting.

You are entitled to participate in the Special Meeting only if you are a stockholder of the Company as of the close of business on April 22, 2020 (the “Record Date”) for the Special Meeting, or if you hold a valid proxy for the Special Meeting.

Availability of Proxy and Special Meeting Materials

This proxy statement is also available at the following website that can be accessed anonymously: www.THLCreditBDC.com.

Purpose of Special Meeting

At the Special Meeting, you will be asked to vote on the following proposals:

1.

To approve the Company’s entry into a new investment management agreement between the Company and First Eagle Alternative Credit, LLC, formerly known as THL Credit Advisors LLC (the “Adviser”), that will replace the prior investment management agreement with the Adviser (the “Prior Investment Advisory Agreement”); and

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Voting Information

Record Date and Voting Securities

The Record Date for the Special Meeting is the close of business on April 22, 2020. You may cast one vote for each share of common stock that you owned as of the Record Date. All shares of common stock have equal voting rights and we do not have, nor does our certificate of incorporation authorize us to issue, any other class of equity security, other than preferred. On April 22, 2020, 35,298,410 shares of common stock were outstanding.

Quorum Required

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. Notwithstanding the foregoing, we do not expect any broker non-votes at the Special Meeting because there are no routine proposals to be voted on at the Special Meeting.

If a quorum is not present at the Special Meeting, the Chairman or stockholders who are represented may adjourn the Special Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to participate in the Special Meeting, you must follow the instructions you receive from your broker, bank or nominee. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposals 1 or 2 the broker may not exercise discretion to vote for or against those proposals. These shares will not be counted as having been voted on the applicable proposal. Please instruct your bank or broker so your vote can be counted.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by mail or electronically, as described on the enclosed proxy card. Authorizing your proxy will not limit your right to vote your shares online at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Stockholders of record may also vote either via the internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the internet or telephone are shown on the enclosed proxy card. A stockholder that votes through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the stockholder.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by (1) delivering a written revocation notice prior to the Special Meeting to our Secretary, Sabrina Rusnak-Carlson,

at THL Credit, Inc., 500 Boylston Street, Suite 1250, Boston, MA 02116, Attention: Corporate Secretary; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the Special Meeting; or (3) participating in the virtual Special Meeting and voting online. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Participating in the Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been properly recorded. A stockholder that votes through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the stockholder.

Votes Required

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions Votes Withheld and Broker Non-Votes

Proposal 1—To approve the Company’s entry into a new investment management agreement between the Company and the Adviser, that will replace the Prior Investment Advisory Agreement with the Adviser

Affirmative vote of a majority of outstanding shares of common stock entitled to vote at the Special Meeting

For purposes of this proposal, the Investment Company Act of 1940 defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less.

		No	Abstentions and broker non-votes will have the effect of a vote against this proposal.

Proposal 2—To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies	Affirmative vote of a majority of outstanding shares of common stock entitled to vote at the Special Meeting	No	Abstentions and broker non-votes will have the effect of a vote against this proposal.

Information Regarding This Solicitation

The sellers of the Adviser consisting of THLP Debt Partners, L.P. and certain members of management of the Adviser (collectively the “Adviser Equityholders”) will bear the expense of the solicitation of proxies for the Special Meeting. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the names of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile by directors or officers of the Company or officers or employees of the Adviser (without special compensation). The Adviser Equityholders will bear the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or personally. We have retained D.F. King and Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (the “Proxy Solicitor”), to help with the solicitation for a fee of $9,500 plus reasonable out-of-pocket costs and expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding solicitation materials to stockholders and obtaining their votes.

Overview

The Board has unanimously approved and recommends that stockholders vote “FOR” a proposal to approve the Company’s entry into a new investment management agreement between the Company and the Adviser (the “New Investment Advisory Agreement”), that will replace the Prior Investment Advisory Agreement with the Adviser (“Proposal 1”). If approved by stockholders, the New Investment Advisory Agreement would become effective immediately.

On December 8, 2019, the Adviser and First Eagle Investment Management, LLC (“First Eagle”) entered into a definitive agreement, whereby First Eagle agreed, subject to the satisfaction of certain closing conditions, to merge a newly formed subsidiary of First Eagle with and into the Adviser, with the Adviser as the surviving company (the “Transaction”). The Transaction closed on January 31, 2020. In conjunction with the closing of the Transaction, the Adviser changed its name to First Eagle Alternative Credit, LLC. All key personnel of the Adviser who were involved in the management of the Company are currently serving in the same or similar role(s) with respect to the Company. Christopher Flynn serves as President of the Adviser and James Fellows continues to serve as Chief Investment Officer of the Adviser.

First Eagle is an independent, privately owned investment firm with approximately $101 billion in assets under management as of December 31, 2019. First Eagle is a subsidiary of First Eagle Holdings, Inc., a holding company incorporated in Delaware (“FE Holdings”). Certain private equity funds indirectly controlled by The Blackstone Group Inc. and Corsair Capital LLC and certain co-investors indirectly own a majority economic interest in FE Holdings and First Eagle. Dedicated to providing prudent stewardship of client assets, the firm focuses on active, fundamental and benchmark-agnostic investing, with a strong emphasis on downside protection. Over a long history dating back to 1864, First Eagle has helped its clients avoid permanent impairment of capital and earn attractive returns through widely varied economic cycles—a tradition that is central to its mission today. The firm’s investment capabilities include equity, fixed income, private credit and multi-asset strategies.

First Eagle established a private credit group, First Eagle Private Credit, LLC (“FEPC”) (formerly NewStar Financial, Inc. (“NewStar”)) in connection with its acquisition of NewStar in 2017. FEPC has been registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) since March 30, 2012 and is wholly owned by First Eagle. FEPC had approximately $6.2 billion of assets under management and advisement as of December 31, 2019. FEPC’s principal office is located at 500 Boylston Street, Suite 1250, Boston, Massachusetts 02116.

As a result of the Transaction, the Adviser and FEPC businesses are integrated as the Alternative Credit platform of First Eagle (“First Eagle Alternative Credit”). With approximately $23.7 billion in assets under management and advisement on a pro forma basis as of January 31, 2020, First Eagle Alternative Credit specializes in both tradable credit and middle-market direct lending. The combined organization represents a robust product suite offering a range of differentiated strategies and solutions to institutional and retail investors worldwide.

Following the Transaction, the Adviser is wholly owned by First Eagle. First Eagle is a limited liability company organized under the laws of the State of Delaware and has been a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), since 1995.

Notwithstanding the Transaction: (i) the Company’s name continues to be THL Credit, Inc. and the Company will retain such name for a limited period of time; (ii) the Company continues to be a business development company; (iii) stockholders of the Company still own the same amount and type of shares in the Company; (iv) the shares of common stock of THL Credit continue to be listed on the NASDAQ Global Select Market and the Company’s notes continue to be listed on the New York Stock Exchange; and (v) THL Credit’s common stock will continue to trade under the ticker symbol “TCRD” for a period of time, until the Company’s name is changed.

The Transaction resulted in a change of control of the Adviser and an “assignment” of the Prior Investment Advisory Agreement between the Company and the Adviser under the Investment Company Act of 1940, as amended (the “1940 Act”), meaning that the investment management agreement terminated automatically by its terms. Because the Prior Investment Advisory Agreement terminated upon completion of the Transaction, the stockholders of the Company are being asked to approve (“Stockholder Approval”) the New Investment Advisory Agreement between the Company and the Adviser. All material terms of the New Investment Advisory Agreement will remain unchanged from the material terms of the Prior Investment Advisory Agreement. If approved by stockholders, the New Investment Advisory Agreement will become effective immediately. While the Company seeks approval of the New Investment Advisory Agreement, the Adviser continues to serve as the Company’s investment adviser under an interim investment management agreement (the “Interim Investment Advisory Agreement”) that includes substantially the same terms as the Prior Investment Advisory Agreement and otherwise meets the requirements of Rule 15a-4 under the 1940 Act, including the escrowing of advisory fees pending stockholder approval of the New Investment Advisory Agreement. In accordance with Rule 15a-4, the Interim Investment Advisory Agreement will terminate upon the earlier of 150 days from its effective date, which would be June 29, 2020, or when the New Investment Advisory Agreement has been approved by the Company’s stockholders.

In connection with the Transaction, First Eagle and the Adviser Equityholders agreed, subject to the satisfaction of certain conditions, to purchase an amount of newly issued common stock of the Company at the net asset value per share determined as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). On April 17, 2020, First Eagle and the Adviser Equityholders purchased a combined amount of approximately $30 million of newly issued common stock of the Company at $5.34, our net asset value per share as determined by the Board as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). First Eagle’s share of the commitment is approximately $20 million and the Adviser Equityholders’ share is approximately $10 million. If stockholders approve the New Investment Advisory Agreement, the Board has approved a contingent tender offer for up to $30 million of the Company’s common stock which would commence shortly following the Special Meeting, subject to any applicable regulatory or contractual restrictions. Additionally, if stockholders approve the New Investment advisory Agreement, the Adviser has committed to irrevocably waive the entirety of its base management fee and incentive fee for the period from July 1, 2020 through March 31, 2021. First Eagle and the Adviser Equityholders have advised the Company that they intend to vote “for” the proposal to approve the New Investment Advisory Agreement. In addition, following the approval of the New Investment Advisory Agreement, the Company intends to change its name to First Eagle Alternative Credit BDC, Inc. Following its name change the Company will continue to be listed on NASDAQ and will trade under the ticker symbol “FCRD.”

The Board, including all of the directors who are not “interested persons” of the Company, as defined in the 1940 Act (each, an “Independent Director”), unanimously approved a new administration agreement between the Company and the Adviser (the “New Administration Agreement”) which became effective at the closing of the Transaction. The New Administration Agreement was not subject to stockholder approval and, therefore, stockholders are not being asked to approve the New Administration Agreement as part of this Proposal.

The Board of the Company, including all of the Independent Directors, has unanimously approved the New Investment Advisory Agreement and believes it to be in the best interests of the Company and its stockholders. The 1940 Act requires that the New Investment Advisory Agreement be approved by both a majority of a Company’s Independent Directors and “a majority of the outstanding voting securities” of the Company as defined in the 1940 Act. The Company’s stockholders will vote separately on the applicable New Investment Advisory Agreement at the Special Meeting.

QUESTIONS AND ANSWERS

At the Special Meeting of Stockholders of the Company to be held on May 28, 2020, you will have the opportunity to vote on the Proposal(s) that stockholders of the Company are being asked to approve. The following “Questions and Answers” are provided for your convenience. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement.

What am I being asked to vote on?

At the Special Meeting, stockholders of the Company are being asked to vote for the following proposals:

•	to approve the Company’s entry into the New Investment Advisory Agreement between the Company and the Adviser, that will replace the Prior Investment Advisory Agreement with the Adviser; and

•	to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Who is First Eagle Investment Management?

First Eagle is an independent, privately owned investment firm with approximately $101 billion in assets under management as of December 31, 2019. Investment vehicles indirectly controlled by The Blackstone Group Inc. and Corsair Capital LLC and certain co-investors indirectly own a majority economic interest in FE Holdings and First Eagle. Dedicated to providing prudent stewardship of client assets, the firm focuses on active, fundamental and benchmark-agnostic investing, with a strong emphasis on downside protection. Over a long history dating back to 1864, First Eagle has helped its clients avoid permanent impairment of capital and earn attractive returns through widely varied economic cycles—a tradition that is central to its mission today. The firm’s investment capabilities include equity, fixed income, private credit and multi-asset strategies.

First Eagle established a private credit group in connection with its acquisition of NewStar in 2017. FEPC has been registered as an investment adviser with the Securities and Exchange Commission since March 30, 2012 and is wholly owned by First Eagle. FEPC had approximately $6.2 billion of assets under management and advisement as of December 31, 2019. FEPC’s principal office is located at 500 Boylston Street, Suite 1250, Boston, Massachusetts 02116.

For more information, please visit www.feim.com.

Why is the Transaction expected to benefit the Adviser?

As a result of the Transaction, the Adviser and FEPC businesses are integrated and operate as a single brand—Fist Eagle Alternative Credit. With approximately $23.7 billion in assets under management and advisement on a pro forma basis as of January 31, 2020, First Eagle Alternative Credit specializes in both tradable credit and middle-market direct lending.

The Transaction meaningfully scaled the Adviser’s private credit platform by increasing its assets under management and advisement to approximately $23.7 billion from approximately $17 billion, increasing the Adviser’s origination capacity and ability to continue to diversify existing portfolios. The Adviser’ scale and expertise in direct lending and tradable credit products place the resulting combined alternative credit platform in a stronger overall position. The Adviser believes its clients, including the Company, will significantly benefit from the increased size, scope and relationship network of the direct lending platform that are expected to result from the Transaction. Pro forma for the Transaction as of January 31, 2020, the Adviser’s direct lending platform had approximately $7 billion of combined assets under management and advisement. The growth in scale increased the Adviser’s potential hold size for originations and thus increase attractiveness to borrowers, sponsors and club arrangers and improved the Adviser’s overall competitive positioning.

By joining First Eagle, the Adviser became part of a large asset manager while remaining a meaningful, distinct business. The combined organization represents a robust product suite offering a range of differentiated strategies and solutions to institutional and retail investors worldwide. First Eagle brings significant resources and expertise as well as access to a variety of differentiated investor channels and capital for new products. First Eagle’s New York and Boston office locations dovetail with the Adviser’s five-office footprint.

Why am I being asked to vote on the New Investment Advisory Agreement?

The Transaction resulted in a change of control of the Adviser and an “assignment” of the Prior Investment Advisory Agreement between the Company and the Adviser under the 1940 Act, meaning that the investment management agreement terminated automatically by its terms. Because the Prior Investment Advisory Agreement terminated upon completion of the Transaction, the Company entered into the Interim Investment Advisory Agreement and is now seeking Stockholder Approval of the New Investment Advisory Agreement between the Company and the Adviser. In accordance with Rule 15a-4 under the 1940 Act, the Interim Investment Advisory Agreement will terminate upon the earlier of 150 days from its effective date, which would be June 29, 2020, or when the New Investment Advisory Agreement has been approved by the Company’s stockholders. If stockholders do not approve the New Investment Advisory Agreement prior to the termination of the Interim Investment Advisory Agreement on June 29, 2020, it could disrupt the Company’s operations and adversely affect the Company’s business, financial condition and results of operations.

All material terms of the New Investment Advisory Agreement will remain unchanged from the material terms of the Prior Investment Advisory Agreement. While the Company seeks approval of the New Investment Advisory Agreement, the Adviser continues to serve as the Company’s investment adviser under the Interim Investment Advisory Agreement that includes substantially the same material terms as the Prior Investment Advisory Agreement and otherwise meets the requirements of Rule 15a-4 under the 1940 Act, including the escrowing of advisory fees pending stockholder approval of the New Investment Advisory Agreement.

How does the Board recommend that I vote with respect to the proposal to approve the New Investment Advisory Agreement?

In evaluating the New Investment Advisory Agreement, the Board reviewed certain materials furnished collectively by the Adviser and First Eagle. The Board discussed these materials and believes the New Investment Advisory Agreement is in the best interests of the Company and its stockholders for the reasons described later in the proxy statement. Accordingly, after careful consideration, the Board, including each of the Independent Directors, unanimously recommends that you vote “FOR” the proposal to approve the New Investment Advisory Agreement.

Have the Adviser, First Eagle, the Adviser Equityholders or any directors or officers of the Company who own any of the Company’s outstanding common stock expressed a view regarding the Proposals?

Yes, the Adviser, First Eagle, the Adviser Equityholders and the directors and officers of the Company have indicated that they intend to vote “FOR” the Proposals. After an additional investment of approximately $30 million by First Eagle and the Adviser Equityholders on April 17, 2020, the Adviser, First Eagle, the Adviser Equityholders and the directors and officers of the Company in the aggregate owned approximately 20% of the Company’s outstanding common stock as of the Record Date.

Do any of the Company’s directors or officers have an interest in the approval of the New Investment Advisory Agreement that is different from that of the Company’s stockholders generally?

As described later in this proxy statement, the interested director and officers may have certain conflicts of interests in connection with the vote on the New Investment Advisory Agreement. See “—Proposal 1—Transaction Agreement” below for more information.

Has the Transaction changed how the Company is managed?

No, the Transaction has not, and is not expected to have, any material effect on the Company’s management or day-to-day operations. The Company’s existing directors and officers continue to serve in their current roles and there is not expected to be any near-term change in the management personnel providing services to the Company. The Company’s investment objective and strategy will remain unchanged as a result of the entry into the New Investment Advisory Agreement. The Company continues to be a business development company and its shares of common stock will continue to be listed on the NASDAQ Global Select Market and trade under its current ticker symbol, “TCRD” for a period of time, until the Company’s name is changed.

What will happen if Proposal 1 is approved?

Upon receiving Stockholder Approval of the New Investment Advisory Agreement at the Special Meeting, the Interim Investment Advisory Agreement will terminate automatically and the New Investment Advisory Agreement will become effective. Additionally, if stockholders approve the New Investment Advisory Agreement at the Special Meeting, the Board has approved a contingent tender offer for up to $30 million of the Company’s common stock which would commence shortly following the Special Meeting, subject to any applicable regulatory or contractual restrictions. The tender offer may not commence or may be delayed due to certain regulatory requirements and/or contractual restrictions applicable to the Company. For example, the Company may be restricted from repurchasing shares if it cannot meet relevant (i) asset coverage requirements under the 1940 Act and/or (ii) covenants (including asset coverage covenants) under the Company’s credit facility or outstanding notes. On the commencement date of the tender offer, the Company will file a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the SEC. The tender offer will be made only pursuant to the offer to purchase, the related letter of transmittal and other related materials filed as part of the Schedule TO with the SEC upon commencement of the tender offer. When available, stockholders should read carefully the offer to purchase, letter of transmittal and related materials because they will contain important information, including the various terms of, and conditions to, the tender offer.

What will happen if Proposal 1 is not approved?

In the event that the Company does not receive Stockholder Approval of the New Investment Advisory Agreement at the Special Meeting, the Adviser would seek to continue to serve as the Company’s investment adviser while the Company continues to seek approval of the New Investment Advisory Agreement under the Interim Investment Advisory Agreement. In accordance with Rule 15a-4 under the 1940 Act, the Interim Investment Advisory Agreement will terminate upon the earlier of 150 days from its effective date, which would be June 29, 2020, or when the New Investment Advisory Agreement has been approved by the Company’s stockholders. If the Company’s stockholders do not approve the New Investment Advisory Agreement prior to the termination of the Interim Investment Advisory Agreement on June 29, 2020, the Adviser may no longer be able to serve as the investment adviser for the Company after such date, and the Company’s Board of Directors will consider other possible courses of action for the Company, including possibly pursuing exemptive relief from SEC to permit the Adviser to continue serving as investment adviser.

Further, if the Adviser ceases to serve as the investment adviser for the Company, it could disrupt the Company’s operations and adversely affect the Company’s business, financial condition and results of operations. For example, under the Company’s revolving credit facility, the departure of the Adviser would –

absent obtaining a waiver or otherwise renegotiating the facility – be an event of default that would permit the Company’s lender to declare any outstanding borrowing under the revolving credit facility due and payable immediately. If the Adviser is unable to continue to manage the Company’s affairs, the Board, consistent with its fiduciary duties to the Company, will evaluate alternative options and determine a course of action that it deems to be in the best interest of the Company. If the Adviser ceases to manage the Company’s operations, the Board may not be able to find a suitable replacement in a timely manner, and in such circumstance, it is possible that the Board may determine to liquidate the Company. In the event that the Company goes into liquidation, investors could experience limited liquidity with respect to their investment in the Company as the Company’s shares would be delisted from the NASDAQ Global Select Market and it could take a significant period of time to fully liquidate the Company’s portfolio, which is comprised of mostly illiquid investments.

If the Company’s stockholders do not approve the New Investment Advisory Agreement prior to the termination of the Interim Investment Advisory Agreement, the Adviser will receive the lesser of any costs incurred in performing the Interim Investment Advisory Agreement (plus interest earned on that amount while in escrow); or the total amount in the escrow account (plus interest earned).

How has the Transaction affected the service providers to the Company?

Investment Adviser

The Adviser serves as the investment adviser and administrator to the Company, and has served in such capacities since April 2010.

The Adviser was formerly a majority owned subsidiary of THLP Debt Partners, L.P., an affiliate of Thomas H. Lee Partners. As a result of the Transaction, the Adviser became a wholly owned subsidiary of First Eagle. All key personnel of the Adviser who were involved in the management of the Company prior to the Transaction continue to serve in the same or similar role(s) with respect to the Company. The principal address of the Adviser is 500 Boylston Street, Suite 1250, Boston, MA 02116.

Administrator

The Adviser also serves as the administrator to the Company. The Adviser continues to provide administrative services to the Company necessary for the operation of the Company which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the administrator, subject to review by the Board, shall from time to time, deem to be necessary or useful to perform its obligations under the administration agreement. The principal address of the Adviser is 500 Boylston Street, Suite 1250, Boston, MA 02116.

Will the management and incentive fees payable by the Company change under the New Investment Advisory Agreement?

No, neither the management fee nor incentive fees, as amended in 2019, will change under the New Investment Advisory Agreement; however, if stockholders approve the New Investment Advisory Agreement, the Adviser has committed to irrevocably waive the entirety of its base management fee and incentive fee for the period from July 1, 2020 through March 31, 2021.

Management Fee

The base management fee will remain unchanged at 1.00% of gross assets payable quarterly in arrears on a calendar quarter basis. For purposes of calculating the base management fee, “gross assets” is determined without deduction for any liabilities. The base management fee is calculated based on the value of the Company’s gross assets at the end of the most recently completed calendar quarter, and appropriate adjusted for any share issuances or repurchases during the current calendar quarter.

Incentive Fee

The incentive fee has two components, based on ordinary income and capital gains fee. The ordinary income component is payable quarterly in arrears and the capital gains fee is payable annually in arrears, and calculated as follows:

The incentive fee on net investment income is calculated by reference to the Trailing Twelve Quarter Period, as defined in the New Investment Advisory Agreement. Preincentive fee net investment income will continue to be expressed as a rate of return on the value of our net assets as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) calculated, and payable, quarterly in arrears at the end of the calendar quarter comprising of the relevant Trailing Twelve Quarter Period. The hurdle amount for incentive fee based on preincentive fee net investment income will continue to be determined on a quarterly basis and equal to 2.0% (which is 8.0% annualized) but is multiplied by the net asset value attributable to our common stock at the beginning of each applicable calendar quarter comprising of the relevant Trailing Twelve Quarter Period (also referred to as “minimum income level”). The hurdle amount will be calculated after making appropriate adjustments for subscriptions (which includes all issuances by us of shares of our common stock, including issuances pursuant to our dividend reinvestment plan) and distributions that occurred during the relevant Trailing Twelve Quarter Period.

The calculation of preincentive fee net investment income continues to mean interest income, amortization of original issue discount, commitment and origination fees, dividend income and any other income (including any other fees, such as, structuring, diligence, managerial assistance and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under our administration agreement (discussed below)), and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee and any offering expenses and other expenses not charged to operations but excluding certain reversals to the extent such reversals have the effect of reducing previously accrued incentive fees based on the deferral of non-cash interest. Furthermore, preincentive fee net investment income continues to include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash.

The incentive fee based on preincentive fee net investment income for each quarter will be determined as follows:

•	The Adviser receives no incentive fee for any calendar quarter in which our preincentive fee net investment income does not exceed the minimum income level;

•

Subject to the Incentive Fee Cap (as defined below), the Adviser receives 100% of our preincentive fee net investment income for the Trailing Twelve Quarter Period with respect to that portion of the preincentive fee net investment income for such quarter, if any, that exceeds the minimum income level but is less than 2.5% (which is 10.0% annualized) (also referred to as the “catch-up” provision); and

•	17.5% of our preincentive fee net investment income, if any, greater than 2.5% (10% annualized) for the Trailing Twelve Quarter Period.

The amount of the incentive fee on preincentive fee net investment income that is paid for a particular quarter equals the excess of the incentive fee so calculated minus the aggregate incentive fees on preincentive fee net investment income that were paid in respect of the eleven calendar quarters (or if shorter, the appropriate number of quarters that have occurred since January 1, 2018) included in the relevant Trailing Twelve Quarter Period but not in excess of the Incentive Fee Cap (as described below).

The foregoing incentive fee is subject to an Incentive Fee Cap (as defined as follows). The “Incentive Fee Cap” for any quarter is an amount equal to (a) 17.5% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarter Period, minus (b) the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarter Period. “Cumulative Net Return” means (x) preincentive fee net investment income in respect of the relevant Trailing Twelve Quarter Period minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarter Period. If, in any quarter, the Incentive Fee Cap is zero or a negative value, we pay no incentive fee based on income to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the incentive fee based on pre-incentive net investment income that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, we pay an incentive fee based on preincentive fee net investment income to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on preincentive fee net investment income that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, we pay an incentive fee based on income to the Adviser equal to the incentive fee calculated as described above for such quarter without regard to the Incentive Fee Cap. “Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

Capital gains incentive fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this agreement as set forth below), commencing with the calendar year ending on December 31, 2020, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from the date of commencement of the Company’s operations. If the amount so calculated is positive, then the Capital Gains Fee for such year is equal to 17.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then no Capital Gains Fee will be payable for such year.

Each of the ordinary income and capital gains components of the incentive compensation accrue as a liability for us each time we calculate the amounts we owe the Adviser based on net asset value. Further, for financial statement purposes only, we are required under GAAP to accrue a capital gains incentive compensation based upon net realized capital gains and unrealized capital appreciation and depreciation on investments held at the end of each quarter when we determine net asset value for financial statement purposes. The accrual of this capital gains incentive compensation under GAAP assumes all unrealized capital appreciation and depreciation is realized in order to reflect a capital gains incentive compensation that would be accrued but not payable to the Adviser at each measurement date. It should be noted that a fee so calculated and accrued under GAAP is not permitted to be paid under the Advisers Act and would not be paid based upon such computation of capital gains incentive fees in subsequent periods until there is a sale or other disposition of the investment. Amounts actually paid to the Adviser will be consistent with the Advisers Act and the formula reflected in the Prior Investment Advisory Agreement which specifically excludes consideration of unrealized capital appreciation.

Will the Company bear the costs associated with the Transaction and this solicitation of proxies?

No, the Adviser Equityholders will bear the fees and expenses incurred in connection with the proxy solicitation process, including any costs associated with this solicitation of proxies. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or personally. We have retained the Proxy Solicitor, to help with the solicitation for a fee of $9,500 plus reasonable out-of-pocket costs and expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding solicitation materials to stockholders and obtaining their votes.

Who will conduct the solicitation?

In addition to mail and e-mail, proxies may be solicited personally, via the internet or by telephone or facsimile, by regular employees of the Adviser and its affiliates. No additional compensation will be paid to such regular employees for such services. The Adviser has engaged the Proxy Solicitor. You could be contacted by telephone on behalf of the Company and be urged to vote. The Proxy Solicitor will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company and the Proxy Solicitor will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

What does it mean if I receive more than one proxy card?

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate proxy card for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions in each proxy card you receive.

May I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy as to the Company at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Special Meeting to our Secretary, Sabrina Rusnak-Carlson, at THL Credit, Inc., 500 Boylston Street, Suite 1250, Boston, MA 02116, Attention: Corporate Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Special Meeting; or (iii) participating in the virtual Special Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company. The address of American Stock Transfer and Trust Company is 59 Maiden Lane, New York, New York 10007.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a broker, bank, trustee or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by following the voting instructions your broker, bank, trustee or nominee provides. If you do not provide your broker, bank, trustee or nominee with instructions on how to vote your shares, your broker, bank, trustee or nominee will not be able to vote your shares with respect to any of the proposals.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone or the internet or during the Special Meeting, your shares will not be voted at the Special Meeting.

Beneficial Owners. Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. There are no “routine” matters being considered at the Special Meeting. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the applicable Company’s proposal(s), your broker will not be permitted to vote your shares at the Special Meeting.

What is the vote required for each proposal?

Proposal 1

For the Company, approval of Proposal 1 requires the affirmative vote of a “majority of the outstanding voting securities” of such Company.

Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Company. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Proposal 2

For the Company, approval of the Proposal 2 requires the affirmative vote of a “majority of the outstanding voting securities” of such Company. Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

How do I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Special Meeting.

Who should I call if I have any questions?

If you have any questions about the Special Meeting, voting or your ownership of the Company’s common stock, please contact us at 1-800-450-4424

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2020, the beneficial ownership of each current director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 35,298,410 shares of common stock outstanding as of April 22, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner and has the same address as the Company. The directors are divided into two groups—interested director and independent directors. Interested directors are “interested persons” of THL Credit, Inc. as defined in Section 2(a)(19) of the 1940 Act. Unless otherwise indicated, the address of all executive officers and directors is c/o THL Credit, Inc., 500 Boylston Street, Suite 1250, Boston, MA 02116.

Name	Number of Shares Owned Beneficially	Percentage
Interested Director:
Christopher J. Flynn	172,078	*
Independent Directors:
Edmund P. Giambastiani, Jr.	1,440	*
Nancy Hawthorne(1),(2)	14,867	*
James D. Kern	4,000	*
Deborah McAneny	9,500	*
Jane Musser Nelson	3,650
Executive Officers:
Terrence W. Olson	129,934	*
Andrew James Morris	—	*
Sabrina Rusnak-Carlson	21,290	*

All Executive Officers and Directors as a group (9 persons)	152,539	*

5% or more holders(3):
First Eagle Investment Management LLC(4)	5,004,422	14.18%
1345 Avenue of the Americas, 48th Floor New York, NY 10105
Leon G. Cooperman(5)	2,859,100	8.10%
St. Andrew’s Country Club 7118 Melrose Castle Lane Boca Raton, FL 33496

*	Represents less than 1%
(1)	Includes shares purchased through a dividend reinvestment plan.
(2)	Shares are held in the Nancy Hawthorne SEP FBO Nancy Hawthorne, for which Ms. Hawthorne has sole voting and dispositive power.

(3)	Information about the beneficial ownership of our principal stockholders is derived from filings made by them with the SEC.
(4)	Includes shares owned by the Adviser, which is wholly owned by First Eagle.
(5)

Based on information included in the Schedule 13G filed by Leon G. Cooperman on February 14, 2020, as of December 31, 2019, Mr. Cooperman beneficially owned 2,859,100 shares of the Company’s common stock and had sole voting and dispositive power over 2,659,100 shares of the Company’s common stock. Mr. Cooperman is married to an individual named Toby Cooperman. Mr. Cooperman has investment discretion over the Shares (as defined below) held by the Uncommon Knowledge And Achievement, Inc. (the “Uncommon”), a 501(c)(3) Delaware charitable foundation. As to the Shares owned by the Uncommon, there would be shared power to dispose or to direct the disposition of such Shares because the owners of the Uncommon may be deemed beneficial owners of such Shares pursuant to Rule 13d-3 under the Act as a result of their right to terminate the discretionary account within a period of 60 days. Mr. Cooperman has an adult son named Michael S. Cooperman. The Michael S. Cooperman WRA Trust (the “WRA Trust”), is an irrevocable trust for the benefit of Michael S. Cooperman. Mr. Cooperman has investment authority over the Shares held by Toby Cooperman, Michael S. Cooperman, the WRA Trust accounts, and the Individual Retirement Accounts of Toby and Michael S. Cooperman. Mr. Cooperman’s ownership consists of 2,117,000 shares owned by Mr. Cooperman; 225,500 shares owned by Toby Cooperman; 116,600 shares owned by Michael S. Cooperman; 200,000 shares owned by the WRA Trust; and 200,000 shares owned by the Uncommon.

The following table sets forth, as of April 22, 2020, the dollar range of our equity securities that is beneficially owned by each of our directors. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Director:
Christopher J. Flynn	$500,001—$1,000,000
Independent Directors:
Edmund P. Giambastiani, Jr.	$1—$10,000
Nancy Hawthorne	$10,001—$50,000
James D. Kern	$10,001—$50,000
Deborah McAneny	$10,001—$50,000
Jane Musser Nelson	$10,001—$50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $3.22 on April 22, 2020 on The NASDAQ Global Select Market.
(3)	The dollar ranges of equity securities beneficially owned are: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; $100,001—$500,000; $500,001—$1,000,000 or over $1,000,000.

PROPOSAL 1—APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

Background

On December 8, 2019, the Adviser and First Eagle entered into a definitive agreement, whereby First Eagle agreed, subject to the satisfaction of certain closing conditions, to merge a newly formed subsidiary of First Eagle with and into the Adviser. The Transaction was closed on January 31, 2020. In conjunction with the closing of the Transaction, the Adviser changed its name to First Eagle Alternative Credit, LLC. All key personnel of the Adviser who are involved in the management of the Company continue to serve in the same or similar role(s) with respect to the Company.

The Transaction resulted in a change of control of the Adviser and an “assignment” of the Prior Investment Advisory Agreement between the Company and the Adviser under the 1940 Act, meaning that the investment management agreement terminated automatically by its terms. Because the Prior Investment Advisory Agreement terminated upon completion of the Transaction, the Company is seeking Stockholder Approval of a New Investment Advisory Agreement between the Company and the Adviser. All material terms of the New Investment Advisory Agreement will remain unchanged from the material terms of the Prior Investment Advisory Agreement. While the Company seeks approval of the New Investment Advisory Agreement, the Adviser continues to serve as the Company’s investment adviser under the Interim Investment Advisory Agreement that includes substantially the same material terms as the Prior Investment Advisory Agreement and otherwise meets the requirements of Rule 15a-4 under the 1940 Act, including the escrowing of advisory fees pending stockholder approval of the New Investment Advisory Agreement. In accordance with Rule 15a-4, the Interim Investment Advisory Agreement will terminate upon the earlier of 150 days from its effective date, which would be June 29, 2020, or when the New Investment Advisory Agreement has been approved by the Company’s stockholders.

If approved by the stockholders, the New Investment Advisory Agreement would become effective immediately.

On March 5, 2019, the Prior Investment Advisory Agreement, together with certain proposed fee waivers, with the Adviser was approved by the Board, including a majority of the independent directors. Stockholders last approved the Prior Investment Advisory Agreement at a special meeting on June 14, 2019, in connection with proposals to (a) reduce the annual base management fee from 1.5% to 1.0% of the Company’s gross assets, payable quarterly in arrears on a calendar quarter basis, and (b) revise the incentive fee calculation on the Company’s performance generally, including a reduction from 20.0% to 17.5% with an 8% annual hurdle rate. For the year ended December 31, 2019 the Adviser earned base management fees of $6.0 million, net of $0.5 million of management fees waived pursuant to the Adviser’s agreement to waive base management fees in excess of 1.0% per annum commencing April 1, 2019. Such waived fees shall not be subject to recoupment.

On January 28, 2020, the Board unanimously approved the Interim Investment Advisory Agreement that includes substantially the same terms as the Prior Investment Advisory Agreement. The Interim Investment Advisory Agreement became effective January 31, 2020 in conjunction with the closing of the Transaction and the termination of the Prior Investment Advisory Agreement. On January 28, 2020, the Board also unanimously approved the New Investment Advisory Agreement. All material terms of the New Investment Advisory Agreement will remain unchanged from the material terms of the Prior Investment Advisory Agreement.

Prior to the January 28, 2020 in-person meeting, the Board was provided materials regarding both the Interim Investment Advisory Agreement and the New Investment Advisory Agreement. The Board discussed whether it would be in the best interests of the Company to approve the New Investment Advisory Agreement. The Board, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement and recommended that the New Investment Advisory Agreement be submitted to each Company’s stockholders for approval at the Special Meeting. At the January 28, 2020 in-person meeting, the Board also considered and unanimously approved the Interim Investment Advisory Agreement.

The stockholders of the Company are being asked at the Special Meeting to approve the New Investment Advisory Agreement between the Company and the Adviser for an initial term of two years. If the Company enters into the New Investment Advisory Agreement, the Interim Investment Advisory Agreement would be terminated at such time.

The Board believes that the approval of the New Investment Advisory Agreement is in the best interest of the Company and its stockholders and will benefit the Company. The Company’s investment objective and strategy will remain unchanged as a result of the entry into the New Investment Advisory Agreement.

Notwithstanding the Transaction: (i) the Company’s name continues to be THL Credit, Inc., and the Company will retain such name for a limited period of time; (ii) the Company continues to be a business development company; (iii) stockholders of the Company continue to own the same amount and type of shares in the Company; (iv) the shares of common stock of THL Credit continue to be listed on the NASDAQ Global Select Market and the Company’s notes continue to be listed on the New York Stock Exchange; and (v) THL Credit’s common stock will continue to trade under the ticker symbol “TCRD” for a period of time, until the Company’s name changes.

In the event that the Company does not receive Stockholder Approval of the New Investment Advisory Agreement at the Special Meeting, the Adviser would seek to continue to serve as the Company’s investment adviser while the Company continues to seek approval of the New Investment Advisory Agreement under the Interim Investment Advisory Agreement.

In accordance with Rule 15a-4 under the 1940 Act, the Interim Investment Advisory Agreement will terminate upon the earlier of 150 days from its effective date, which would be June 29, 2020, or when the New Investment Advisory Agreement has been approved by the Company’s stockholders. If the Company’s stockholders do not approve the New Investment Advisory Agreement prior to the termination of the Interim Investment Advisory Agreement on June 29, 2020, the Adviser will receive the lesser of any costs incurred in performing the Interim Investment Advisory Agreement (plus interest earned on that amount while in escrow); or the total amount in the escrow account (plus interest earned). Furthermore, if the Company’s stockholders do not approve the New Investment Advisory Agreement prior to the termination of the Interim Investment Advisory Agreement, the Adviser may no longer be able to serve as the investment adviser for the Company upon the expiration of the Interim Investment Advisory Agreement, and the Company’s Board of Directors will consider other possible courses of action for the Company, including possibly pursuing exemptive relief from the SEC to permit the Adviser to continue serving as investment adviser.

If the Adviser ceases to serve as the investment adviser for the Company, it could disrupt the Company’s operations and adversely affect the Company’s business, financial condition and results of operations. For example, under the Company’s revolving credit facility, the departure of the Adviser would – absent obtaining a waiver or otherwise renegotiating the facility – be an event of default that would permit the Company’s lender to declare any outstanding borrowing under the revolving credit facility due and payable immediately. If the Adviser is unable to continue to manage the Company’s affairs, the Board, consistent with its fiduciary duties to the Company, will evaluate alternative options and determine a course of action that it deems to be in the best interest of the Company. If the Adviser ceases to manage the Company’s operations, the Board may not be able to find a suitable replacement in a timely manner, and in such circumstance, the Board may determine to liquidate the Company. In the event that the Company goes into liquidation, investors could experience limited liquidity with respect to their investment in the Company as the Company’s shares would be delisted from the NASDAQ Global Select Market and it could take a significant period of time to fully liquidate the Company’s portfolio, which is comprised of mostly illiquid investments.

Transaction Agreement

On December 8, 2019, the Adviser and First Eagle entered into a definitive agreement, whereby First Eagle agreed, subject to the satisfaction of certain closing conditions, to merge a newly formed subsidiary of First

Eagle with and into the Adviser, with the Adviser as the surviving company. The Transaction closed on January 31, 2020. In conjunction with the closing of the Transaction, the Adviser changed its name to First Eagle Alternative Credit, LLC. All key personnel of the Adviser who are involved in the management of the Company continue to serve in the same or similar role(s) with respect to the Company. Following the closing of the Transaction, Mehdi Mahmud serves as Chief Executive Officer of the Adviser, Christopher Flynn serves as President of the Adviser and James Fellows continues to serve as Chief Investment Officer of the Adviser.

In connection with the Transaction, First Eagle and the Adviser Equityholders (including Christopher Flynn) agreed, subject to the satisfaction of certain conditions, to purchase an amount of newly issued common stock of the Company at the net asset value per share determined as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). On April 17, 2020, First Eagle and the Adviser Equityholders purchased a combined amount of approximately $30 million of newly issued common stock of the Company at $5.34, our net asset value per share as determined by the Board as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). First Eagle’s share of the commitment is approximately $20 million and the Adviser Equityholders’ share is approximately $10 million. If stockholders approve the New Investment Advisory Agreement, the Board has approved a contingent tender offer for up to $30 million of the Company’s common stock which would commence shortly following the Special Meeting, subject to any applicable regulatory or contractual restrictions. Additionally, if stockholders approve the New Investment advisory Agreement, the Adviser has committed to irrevocably waive the entirety of its base management fee and incentive fee for the period from July 1, 2020 through March 31, 2021. First Eagle and the Adviser Equityholders have advised the Company that they intend to vote “for” the proposal to approve the New Investment Advisory Agreement. In addition, following the approval of the New Investment Advisory Agreement, the Company intends to change its name to First Eagle Alternative Credit BDC, Inc. Following its name change the Company will continue to be listed on NASDAQ and will trade under the ticker symbol “FCRD.”

Following the Transaction, the Adviser is wholly owned by First Eagle. First Eagle is a limited liability company organized under the laws of the State of Delaware and has been a registered investment adviser under the Advisers Act, since 1995. First Eagle is a subsidiary of First Eagle Holdings, Inc., a holding company incorporated in Delaware (“FE Holdings”). Certain private equity funds indirectly controlled by The Blackstone Group Inc. and Corsair Capital LLC and certain co-investors indirectly own a majority economic interest in FE Holdings and First Eagle.

The Board has been informed that First Eagle and the Adviser will use reasonable best efforts to assure that the Transaction will fall within the safe harbor provided by Section 15(f) of the 1940 Act with respect to the Company from and after the closing date of the Transaction, which provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons cannot receive any amount or benefit in connection with the sale unless two conditions are satisfied: (1) for three years following the consummation of the Transaction, at least 75% of the Board of the Company must not be “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Adviser and (2) during the two years after the Transaction, an “unfair burden” must not be imposed on the investment company as a result of the sale of such interest. The Independent Directors of the Company do not have any interest in the Transaction.

In considering the recommendation of the Board that stockholders vote “FOR” the New Investment Advisory Agreement, stockholders should be aware and take into account the fact that the interested director and officers of the Company have interests in the Transaction that may be different from, or in addition to, the interests of stockholders generally and that may create potential conflicts of interest. If the Company’s stockholders do not approve the New Investment Advisory Agreement prior to the termination of the Interim Investment Advisory Agreement, which will occur on June 29, 2020, the Adviser will receive the lesser of any costs incurred in performing the Interim Investment Advisory Agreement (plus interest earned on that amount while in escrow); or the total amount in the escrow account (plus interest earned). Further, the Transaction Agreement provides that if the Company’s stockholders do not approve the New Investment Advisory

Agreement prior to the termination of the Interim Investment Advisory Agreement, the Adviser Equityholders would not be entitled to receive certain holdback amounts from the closing of the Transaction. Christopher J. Flynn, an interested director and officer of the Company, and Terrence W. Olson and Sabrina Rusnak-Carlson, each an officer of the Company, have indirect equity interests in the Adviser. Accordingly, Mr. Flynn, Mr. Olson and Ms. Rusnak-Carlson each would receive a material monetary benefit if the Company’s stockholders approve the New Investment Advisory Agreement that reflects their pro rata portion of the holdback amounts described above.

The Board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure of the Transaction and in recommending that stockholders of the Company vote “FOR” the New Investment Advisory Agreement.

Overview of the New Investment Advisory Agreement

A copy of the form of the New Investment Advisory Agreement for the Company is attached to this proxy statement as Exhibit A. The following description of the material terms of the New Investment Advisory Agreement is only a summary and is qualified in its entirety by reference to Exhibit A. A copy of the form of the New Investment Advisory Agreement marked to show changes from the Prior Investment Advisory Agreement is attached to this proxy statement as Appendix A.

Management Services

The Adviser is registered as an investment adviser under the Advisers Act. If the New Investment Advisory Agreement is approved by the stockholders of the Company, upon closing of the Transaction and subject to the overall supervision of the Company’s Board, the Adviser will continue to manage the day-to-day operations of the Company and provide the Company with investment advisory services. Under the proposed terms of the New Investment Advisory Agreement and with respect to the Company, the Adviser will continue to:

•

act as investment adviser for and supervise and manage the investment and reinvestment of the Company’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Company and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Company;

•	supervise continuously the investment program of the Company and the composition of its investment portfolio; and

arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Company in accordance with the terms of the Interim Investment Advisory Agreement.

The Adviser’s services under the New Investment Advisory Agreement will not be exclusive and it will generally be free to furnish similar services to other entities so long as its services to us are not impaired.

Management Fee

There is no proposed change in the management fees payable by the Company to the Adviser for investment advisory services under the New Investment Advisory Agreement. The Company will continue to pay the Adviser a base management fee and an incentive fee. The cost of both the base management fee payable to the Adviser and any incentive fees earned by the Adviser will ultimately be borne by the Company’s common stockholders. If stockholders approve the New Investment Advisory Agreement, the Adviser has committed to irrevocably waive the entirety of its base management fee and incentive fee for the period from July 1, 2020 through March 31, 2021.

Duration and Termination

If the Company’s stockholders approve the New Investment Advisory Agreement, unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. Like the Prior Investment Advisory Agreement, the New Investment Advisory Agreement will automatically terminate in the event of its assignment. The New Investment Advisory Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Investment Advisory Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

Indemnification

The New Investment Advisory Agreement, like the Prior Investment Advisory Agreement, provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the New Investment Advisory Agreement or otherwise as our investment adviser.

Administrative Services

New Administration Agreement

On January 28, 2020 the Board, including all of the Independent Directors, unanimously approved the New Administration Agreement between the Company and the Adviser which became effective at the closing of the Transaction. The New Administration Agreement was not subject to stockholder approval and, therefore, stockholders are not being asked to approve the New Administration Agreement as part of this Proposal.

Under the New Administration Agreement, as in the prior administration agreement, the Adviser performs, or oversees the performance of administrative services necessary for the operation of the Company, which include, among other things, being responsible for the financial records which the Company is required to maintain and preparing reports to the Company’s stockholders and reports filed with the SEC. In addition, the Adviser assists in determining and publishing the Company’s net asset value, oversees the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally oversees the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Company will reimburse the Adviser for its allocable portion of the costs and expenses incurred by the Adviser for overhead in performance by the Adviser of its duties under the administration agreement and the investment management agreement, including facilities, office equipment and the Company’s allocable portion of cost of compensation and related expenses of the Company’s chief financial officer and chief compliance officer and their respective staffs, as well as any costs and expenses incurred by the Adviser relating to any administrative or operating services provided by the Adviser to the Company. The Company’s Board reviews the allocation methodologies with respect to such expenses. For the year ended December 31, 2019, the Company reimbursed $1.5 million for Administrator expenses. Under the administration agreement, the Adviser provides, on behalf of the Company, managerial assistance to those portfolio companies to which the Company is required to provide such assistance. To the extent that the Company’s Adviser outsources any of its functions, the Company pays the fees associated with such functions on a direct basis without profit to the Adviser.

Information about Executive Officers and Leadership

Shortly after the closing of the Transaction, FEPC and the Adviser integrated their investment management activities under the Adviser’s existing management and investment process. The Company’s existing directors and officers continue to serve in their current roles and there is not expected to be any near-term change in the management personnel providing services to the Company.

Board Consideration of the New Investment Advisory Agreement

At a meeting of the Board held on January 28, 2020, the Board unanimously voted to approve the New Investment Advisory Agreement. At the meeting, the Board, including all of the Independent Directors, unanimously approved the New Investment Advisory Agreement. The Independent Directors also met separately with independent counsel in connection with their review of the New Investment Advisory Agreement and the Transaction. In reaching its decision to approve the New Investment Advisory Agreement, the Board, including all of the Independent Directors, reviewed a significant amount of information, which had been furnished by the Adviser at the request of independent counsel on behalf of the Independent Directors. In reaching a decision to approve the New Investment Advisory Agreement, the Board considered, among other things, the following factors related to the Proposal:

•	the nature, extent and quality of the advisory and other services to be provided to us by the Adviser;

•	the investment performance of the Company on a relative and absolute basis;

•	the Company’s projected operating expenses and expense ratio compared to business development companies with similar investment objectives and strategies;

•

the fees and any other existing and potential sources of indirect income to the Adviser from its relationship with the Company and the profitability of that relationship, including through the investment advisory agreement;

•	the anticipated profitability of the New Investment Advisory Agreement to the Adviser;

•	the possible economies of scale that would be realized due to the Company’s growth and whether fee levels reflect such economies of scale for the benefit of investors; and

•	whether consummation of the Transaction would have any effect on the above considerations.

In evaluating these factors, the Board noted that the New Investment Advisory Agreement would retain the existing fee structure under the Prior Investment Advisory Agreement and that no terms would change in the New Investment Advisory Agreement other than the date and certain factual information, such as the name and address of the Adviser.

Nature, Extent and Quality of Services to be Provided

The Board received and considered various information regarding the nature, extent and quality of services to be provided under the New Investment Advisory Agreement.

The Board considered the Adviser’s specific responsibilities in all aspects of day-to-day investment management of the Company, noting that the services to be provided under the New Investment Advisory Agreement are identical to those services provided by the Adviser under the Prior Investment Advisory Agreement. The Board noted that the Company’s investment objective and strategy will remain unchanged as a result of the entry into the New Investment Advisory Agreement. The Board also noted the Adviser’s representation that the Transaction is not expected to result in any changes in the Company’s day-to-day operations or the services the Adviser will provide to the Company. The Board considered that key personnel of the Adviser who are involved in the management of the Company, including portfolio management personnel, are expected to continue to serve in the same or similar role(s) with respect to the Company following the Transaction.

In considering the nature, extent and quality of the investment management services to be provided by the Adviser, the Board noted that it had previously reviewed the written responses of the Adviser to initial and supplemental inquiries from independent counsel on behalf of the Independent Directors, which included, among other things, information about the Transaction and its effect on the nature, extent and quality of services to be provided by the Adviser under the New Investment Advisory Agreement.

The Board discussed the Adviser’s experience in private credit and direct lending. The Board considered that the Adviser was combining with First Eagle, an independent, privately-owned investment firm with approximately $101 billion in assets under management as of December 31, 2019. The Board noted the Adviser’s representation that the Transaction is expected to meaningfully scale the Adviser’s private credit platform by increasing its assets under management and advisement, which the Adviser expects will meaningfully increase its origination capacity. The Adviser also expressed its belief that its clients, including the Company, will significantly benefit from the increased size, scope and relationship network of the direct lending platform that are expected to result from the Transaction. The Board considered First Eagle’s resources, expertise and presence in the capital markets and the Adviser’s representation that the Adviser will remain a meaningful, distinct business line within First Eagle. The Board discussed the Adviser’s approach to direct lending, including the focus on proprietary opportunities, portfolio companies and a rigorous approach to due diligence and structuring as well as the investment process followed by the Adviser’s Investment Committee. The Board also noted the Adviser’s legal and compliance platform. In addition, the Board noted the Adviser’s representation that, upon the consummation of the Transaction, the Company would continue to be able to rely on its current co-investment exemptive relief and, as applicable, any other exemptive or no-action relief currently being relied on by the Company or the Adviser.

The Board also considered other investment management services provided to the Company, such as monitoring adherence to the Company’s investment restrictions and monitoring compliance with various Company policies and procedures and with applicable securities laws and regulations. Based on the review, the Board determined that (i) the expected nature, extent and quality of services to be provided to the Company under the New Investment Advisory Agreement, (ii) the Adviser’s continuation of the same investment objective and strategy and management personnel following the completion of the Transaction, and (iii) the additional resources of First Eagle available to such personnel all supported the approval of the New Investment Advisory Agreement.

Investment Performance

The Board discussed the investment performance of the Company compared to a peer group of comparable business development companies (“BDC”) and noted that the Board has had continual discussions regarding the Company’s performance on an ongoing basis. The Board noted that, for the 2019 year-to-date and one-year periods ended December 19, 2019, the Company’s total return was in the third quartile of the peer group and trailed the average of the peer group. For the three- and five-year periods ended December 19, 2019, the Company’s total return was in the fourth quartile of the peer group and trailed the average of the peer group. The Board also considered the Adviser’s strategic plan to limit concentration sizes and expand the number of holdings, while addressing troubled credits, and it considered the Adviser’s execution of the strategic plan as well as the effect of the Transaction on the Adviser’s ability to execute the strategic plan. The Board considered the Adviser’s belief that its clients, including the Company, will significantly benefit from the increased size, scope and relationship network of the direct lending platform that are expected to result from the Transaction. The Board considered the totality of the facts surrounding the Company’s performance and determined that they supported the approval of the New Investment Advisory Agreement.

Comparison of the Management Fee and Expense Ratio to Other Business Development Companies

The Board noted that the New Investment Advisory Agreement would retain the existing fee structure under the Prior Investment Advisory Agreement. The Board also reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group. The Board noted that the fee structure under the Prior Investment Advisory Agreement would remain in place and that the Company’s fee structure compared favorably to other BDCs in the peer group, with the Company’s 1% base management fee being tied with the lowest in the peer group. The Board noted that the current 17.5% rate on both components of the incentive fee for the Company was tied for lowest in the peer group with several other BDCs, while most of the BDCs in the peer group charged 20.0% incentive fees. The Board also noted that the 8% hurdle rate for the Company was tied for highest in the peer group. The Board also noted the Company’s net expense ratio as of September 30, 2019—net of management and incentive fees and excluding interest expenses—was lower than the average expense ratios of the peer group. The Board also reviewed the expenses of other funds managed by the Adviser and First Eagle with similar investment objectives and strategies as the Company, and the Board took into account the various factors that contributed to the differences in fees charged to different clients, including the extensive regulatory overlay associated with the Company that may not apply to other clients of the Adviser.

The Board discussed the New Administration Agreement for the Company. The Board noted that the Adviser, under the New Administration Agreement, would continue to perform or oversee the performance of administrative services necessary for the Company’s operation. The Board noted that the Adviser would continue to provide administrative services at cost, and, to the extent the Adviser outsources any of its administrative or managerial functions, the Company would continue to pay the fees associated with such functions on a direct basis without profit to the Adviser.

Based on the information reviewed and the considerations detailed above, the Board, including the Independent Directors, concluded that the fee and expense structure is fair and reasonable in relation to the services provided by the Adviser, which would continue under the New Investment Advisory Agreement.

Profitability of the Investment Advisory Agreement to the Adviser

The Board recognized that it is difficult to predict with any degree of certainty the Adviser’s profitability with respect to the Company after the Transaction. However, given that the fee structure, services and costs under the New Investment Advisory Agreement are substantially the same as those under the Prior Investment Advisory Agreement, the Board determined that, based on information available to the Board related to the Prior Investment Advisory Agreement, the Adviser’s anticipated profitability with respect to managing the Company should not be unreasonable in relation to the nature, extent and quality of the services to be provided.

Economies of Scale

The Board considered whether the Adviser had experienced economies of scale in connection with its management of the Company and whether it was likely to experience economies of scale in the future. The Board noted the Adviser’s representation that it had not experienced any material economies of scale related to its management of the Company but could experience economies of scale in the future if the Company’s assets were to increase. Accordingly, the Board concluded that, although the Transaction could lead to economies of scale in the future, it would likely not result in immediate economies of scale that were previously unavailable to the Company. Therefore, potential economies of scale were determined not to be a significant consideration for the Board in approving the New Investment Advisory Agreement, and the Board determined that the advisory fee structure with respect to the New Investment Advisory Agreement, as proposed, was reasonable and that no changes were currently necessary to reflect economies of scale. The Board noted that it would have the opportunity to receive updates in the future regarding any economies of scale realized by the Adviser from the Adviser’s management of the Company.

The Transaction

The Board also received substantial information about First Eagle, including information about its business and resources. Additionally, the Board engaged in a discussion with Medhi Mahmud, the chief executive officer of First Eagle, at the January 28, 2020 meeting. The Board discussed the anticipated benefits to the Company and its stockholders resulting from the Transaction, including the anticipated continuity of investment personnel and approach, the continuity of the fee structure, and the potential for First Eagle’s ownership of the Adviser to provide additional resources that could benefit the Company and its stockholders. The Board also considered the agreement by First Eagle and the Adviser’s equity holders to purchase an amount of newly-issued common stock of the Company at the net asset value per share determined as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). The Board noted that this agreement was beneficial to stockholders, but was not in and of itself determinative in its consideration of the effect of the Transaction on the Company. The Board was satisfied that the Transaction would not adversely effect the Company and anticipated that the Company would generally benefit from the Transaction. In that regard, the Board noted the Transaction was not expected to result in any changes to the services the Adviser provides to the Company or the personnel providing those services.

Conclusions

Based on its evaluation of all the factors it deemed material, including the information reviewed as described above and the discussions of the Independent Directors with independent counsel during the executive session, the Board, including the Independent Directors, unanimously 1) determined that the overall arrangements between the Company and the Adviser following completion of the Transaction are fair and reasonable in light of the nature, extent and quality of the services expected to be provided and 2) approved the New Investment Advisory Agreement as being in the best interests of the Company and its stockholders.

No single factor was determinative of the decision of the Board, including all of the Independent Directors, to approve the New Investment Advisory Agreement, and individual directors may have weighed certain factors differently. Throughout the process, the Independent Directors were advised by independent counsel.

The Board also considered the fact that the interested director and officers of the Company have interests in the Transaction and that they would receive benefits due as a result of the Transaction if the Company’s Stockholders approved the New Investment Advisory Agreement. The Board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure of the Transaction and in recommending that stockholders of the Company vote “FOR” the New Investment Advisory Agreement.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less.

Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board, including each of the Independent Directors, unanimously recommends that you vote “FOR” the approval of the New Investment Advisory Agreement.

PROPOSAL 2—TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Special Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes on such proposal.

If the adjournment proposal is approved, and the Special Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Special Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less.

Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board unanimously recommends a vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2020 Annual Meeting of Stockholders must have been received by the Company on or before January 4, 2020. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Sabrina Rusnak-Carlson, Secretary of the Company at 500 Boylston Street, Suite 1250, Boston, MA 02116.

Stockholder proposals or director nominations to be presented at the 2020 Annual Meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be timely delivered in writing to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. For the Company’s 2020 Annual Meeting of Stockholders, the Company must have received such proposals and nominations no later than March 16, 2020 and no earlier than February 15, 2020. If the date of the Annual Meeting has been advanced by more than 30 calendar days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, of if no annual meeting was held in the preceding year, stockholder proposals or director nominations must be so delivered not earlier than 120 days prior to the date of the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which such public disclosure of the date of the 2020 Annual Meeting of Stockholders is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Proposals must also comply with the other requirements contained in the Company’s By-laws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Other Business

The Board does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board, no matters may properly be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any other business that may properly come before the Special Meeting, however, the proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the Special Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that you may be represented at the Special Meeting. The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/TCRD2020 and enter the 16-digit control number included on the proxy card you received, or in the instructions that accompany your proxy materials. Online check-in will begin at 10:30 a.m. local time. Please allow time for online check-in procedures.

Delivery of Proxy Materials

Please note that only one copy of this proxy statement and Notice of Special Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We undertake to deliver promptly, upon request, a separate copy of this proxy statement to stockholders of record of the Company at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of this proxy statement, or to receive a single copy of such document if multiple copies were delivered, now or in the future, should submit their request by calling us collect at 1-800-450-4424 or by writing to THL Credit, Inc., 500 Boylston Street, Suite 1250, Boston, MA 02116, Attention: Corporate Secretary. If your stock is held through a broker or bank and you prefer to receive separate copies of this proxy statement either now or in the future, please contact such broker or bank.

Available Information

The Company files periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549 and on the SEC’s website at www.sec.gov. The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at (202) 551-8090. This information, including the Company’s most recent Annual Report on Form 10-K, is also available free of charge by calling us collect at 1-800-450-4424, by e-mail to THL Credit at IRTCRD@thlcredit.com, or by writing to THL Credit, Inc., 500 Boylston Street, Suite 1250, Boston, MA 02116, Attention: Corporate Secretary, or on our website at or https://www.thlcreditbdc.com, respectively. The information on this website is not incorporated by reference into, and does not form a part of, this proxy statement.

Exhibit A

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”), dated as of [ ] 2020, is between THL Credit, Inc., a Delaware corporation (the “Corporation”), and First Eagle Alternative Credit, LLC, formerly known as THL Credit Advisors LLC (the “Advisor”), a Delaware limited liability company.

WHEREAS, the Advisor has agreed to furnish investment advisory services to the Corporation, which has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1. In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Corporation with respect to the investment of the Corporation’s assets and to supervise and arrange for the day-to-day operations of the Corporation and the purchase of assets for and the sale of assets held in the investment portfolio of the Corporation.

2. Duties and Obligations of the Advisor with Respect to Investment of Assets of the Corporation.

(a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Corporation’s board of directors (the “Board of Directors”), the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Corporation’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Corporation and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Corporation; (ii) supervise continuously the investment program of the Corporation and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of Section 2(e) hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Corporation. Nothing contained herein shall be construed to restrict the Corporation’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Corporation’s shares.

(b) In the performance of its duties under this Agreement, the Advisor shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Corporation; (ii) any other applicable provision of law; (iii) the provisions of the Certificate of Incorporation and the By-Laws of the Corporation, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Corporation as set forth in the Corporation’s effective Registration Statement on Form N-2 (the “Registration Statement”), as they may be amended from time to time by the Board of Directors or stockholders of the Corporation; and (v) any policies and determinations of the Board of Directors of the Corporation and provided in writing to the Advisor.

(c) The Advisor will seek to provide qualified personnel to fulfill its duties hereunder and, except as set forth in the following sentence, will bear all costs and expenses incurred in connection with its investment advisory duties thereunder. The Corporation shall reimburse the Advisor for all direct and indirect costs and expenses incurred by the Advisor for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services hereunder by the Advisor, including the costs and expenses of due diligence of potential investments, monitoring performance of the Corporation’s investments, serving as directors and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Corporation’s rights in respect of its investments and disposing of investments. All allocations made pursuant to this paragraph (c) shall be made pursuant to allocation guidelines approved from time to time by the Board of Directors. The Corporation shall also be responsible for the payment of all the Corporation’s other expenses, including payment of the fees payable to the Advisor under Section 6 hereof; organizational and offering expenses; expenses incurred in valuing the Corporation’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm); expenses incurred by the Advisor or payable to third parties, including agents, consultants or other advisors and travel expense, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and enforcing the Corporation’s rights in respect of such investments; performing due diligence on the Corporation’s prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; distributions on shares; offerings of the Corporation’s common stock and other securities; investment advisory and management fees payable under this Agreement; administration fees; transfer agent and custody fees and expenses; the allocated costs of providing managerial assistance to those portfolio companies that require it; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making and disposing of investments; brokerage fees and commissions; the Corporation’s dues, fees and charges of any trade association of which the Corporation is a member; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports, registration statements, prospectuses or other documents required by the SEC, including printing and mailing costs; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the expenses of holding stockholder meetings; the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; litigation and indemnification and other extraordinary or non recurring expenses; and all other non-investment advisory expenses of the Corporation.

(d) The Advisor shall give the Corporation the benefit of its professional judgment and effort in rendering services hereunder, but neither the Advisor nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Corporation in connection with the matters to which this Agreement relates, provided, that the foregoing exculpation shall not apply to a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided further, however, that the foregoing shall not constitute a waiver of any rights which the Corporation may have which may not be waived under applicable law.

(e) The Advisor will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Corporation and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Corporation and its other clients and that the total commissions paid by the Corporation will be reasonable in relation to the benefits to the Corporation over the long term, subject to review by the Board of Directors of the Corporation from time to time with respect to the extent and continuation of such practice to determine whether the Corporation benefits, directly or indirectly, from such practice. In addition, the Advisor is authorized to take into account the sale of shares of the Corporation in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor), provided that the Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.

3. Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will not undertake, and will cause its employees not to undertake, activities which, in its judgment, will adversely affect the performance of the Advisor’s obligations under this Agreement.

4. Agency Cross Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The Securities and Exchange Commission has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Corporation authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Corporation may revoke its consent at any time by written notice to the Advisor.

5. Expenses. During the term of this Agreement, the Advisor will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and shall bear the costs of any salaries or Directors’ fees of any officers or Directors of the Corporation who are affiliated persons (as defined in the 1940 Act) of the Advisor.

6. Compensation of the Advisor.

(a) The Advisor, for its services to the Corporation, will be entitled to receive a management fee (the “Base Management Fee”) from the Corporation determined in accordance with U.S. generally accepted accounting principles (“GAAP”). The Base Management Fee will be calculated at an annual rate of 1.00% of the Corporation’s gross assets and payable quarterly in arrears on a calendar quarter basis. For purposes of calculating the Base Management Fee, the term “gross assets” is determined without deduction for any liabilities. The Base Management Fee will be calculated based on the value of the Corporation’s gross assets at the end of the most recently completed calendar quarter prior to the quarter for which such fees are being calculated, and appropriately adjusted for any share issuances or repurchases during the calendar quarter for which such fees are being calculated. Base Management Fees for any partial quarter will be appropriately pro-rated.

(b) For purposes of this Agreement, the gross assets and net assets of the Corporation shall be calculated pursuant to the procedures adopted by the Board of Directors of the Corporation for calculating the value of the Corporation’s assets.

(c) The Incentive Fee will consist of two parts, as follows:

(i) The ordinary income component is calculated, and payable, quarterly in arrears at the end of each calendar quarter by reference to our aggregate Pre-Incentive Fee net investment income (as described below), as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since January 1, 2018) (such period hereinafter referred to as the “Trailing Twelve Quarter Period”). “Pre-Incentive Fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Corporation’s administration agreement (the “Administration Agreement”), interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee and any offering expenses and other expenses not charged to operations and excluding reversals of the Incentive Fee solely to the extent such reversals have the effect of reducing previously accrued Incentive Fees under the proviso to the following sentence). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash; provided, however, that the portion of the Incentive Fee attributable to deferred interest features shall be paid, together with interest thereon from the date of deferral to the date of payment at the prime rate published from time to time by the Wall Street Journal or, in the absence thereof, a bank chosen by the board of directors, only if and to the extent received in cash, and any accrual thereof shall be reversed if and to the extent such interest is reversed in connection with any write off or similar permanent impairment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Pre-Incentive Fee net investment income is expressed as a rate of return on the value of the Company’s net assets (as determined in accordance with GAAP) calculated, and payable, quarterly in arrears at the end of the calendar quarter comprising the relevant Trailing Twelve Quarter Period and adjusted for any share issuances or repurchases during such quarter. The hurdle amount for Pre-Incentive Fee net investment income is based on ordinary income is determined on quarterly basis and is equal to 2.0% (which is 8.0% annualized) multiplied by the net asset value attributable to our common stock at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarter Period (also referred to as “hurdle rate”). The hurdle amount is calculated after making appropriate adjustments for subscriptions (which includes all issuances by us of shares of our common stock, including issuances pursuant to our dividend reinvestment plan) and distributions that occurred during the relevant Trailing Twelve Quarter Period. The Corporation will pay the Advisor an Incentive Fee with respect to the Corporation’s Pre-Incentive Fee net investment income for the relevant Trailing Twelve Quarter Period in each calendar quarter as follows:

(1)	no Incentive Fee for any calendar quarter in which the Corporation’s Pre-Incentive Fee net investment income does not exceed the hurdle rate;

(2)

100% of the Corporation’s Pre-Incentive Fee net investment income for any Trailing Twelve Quarter Period with respect to that portion of the Pre-Incentive Fee net investment income for such period, if any, that exceeds the hurdle rate but is less than 2.50% (10.0% annualized); and

(3)

17.5% of the amount of the Corporation’s Pre-Incentive Fee net investment income for the Trailing Twelve Quarter Period with respect to that portion of the Pre-Incentive Fee net investment income for such quarter, if any, that exceeds 2.5% (10.0% annualized);

The amount of the Incentive Fee on Pre-Incentive Fee net investment income that will be paid for a particular quarter will equal the excess of the incentive fee so calculated minus the aggregate incentive fees on ordinary income that were paid in respect of the eleven preceding calendar quarters (or if shorter, the appropriate number of preceding quarters incentive fees paid that have occurred since January 1, 2018) included in the relevant Trailing Twelve Quarter Period but not in excess of the total return requirement (as described below).

The foregoing Incentive Fee will be subject to an Incentive Fee Cap (as defined below). The “Incentive Fee Cap” for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined below) during the calendar quarter the Trailing Twelve Quarter Period, minus (b) the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarter Period.

“Cumulative Net Return” means (x) Pre-Incentive Fee net investment income in respect of the relevant Trailing Twelve Quarter Period minus (y) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarter Period. If, in any quarter, the Incentive Fee Cap is zero or a negative value, we will pay no incentive fee based on income to the Advisor for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the incentive fee based on Pre-Incentive Fee net investment income that is payable to the Advisor for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Corporation will pay an Incentive Fee based on Pre-Incentive Fee net investment income to the Advisor equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on Pre-Incentive Fee net investment income that is payable to the Advisor for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Corporation shall pay an Incentive Fee based on Pre-Incentive Fee net investment income to the Advisor equal to the Incentive Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending on December 31, 2020, and is calculated at the end of each applicable year by subtracting (1) the sum of the Corporation’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Corporation’s cumulative aggregate realized capital gains, in each case calculated from the date of commencement of the Corporation’s operations. If the amount so calculated is positive, then the Capital Gains Fee for such year is equal to 17.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then no Capital Gains Fee will be payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

7. Indemnification. (a) The Corporation shall indemnify the Advisor, and each of the Advisor’s directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor’s request as a director, officer, partner, member or the like of another entity) (each such person being an “Indemnitee”) against any loss, liability, claim, damage or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding or investigation, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee’s having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Corporation and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (i) no Indemnitee shall be indemnified hereunder against any liability to the Corporation or its stockholders or any expense of such Indemnitee arising by reason of (A) willful misfeasance, (B) bad faith, (C) gross negligence or (D) reckless disregard of the duties involved in the conduct of such Indemnitee’s position (the conduct referred to in such clauses (A) through (D) being sometimes referred to herein as “disabling conduct”); (ii) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Corporation and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Corporation and did not involve disabling conduct by such Indemnitee; and (iii) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Directors of the Corporation.

(b) The Corporation may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Corporation receives a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Corporation unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Directors of the Corporation determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide security for such undertaking; (ii) the Corporation shall be insured against losses arising by reason of any unlawful advance; or (iii) a majority of a quorum consisting of Directors of the Corporation who are neither “interested persons” of the Corporation (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Directors”) or an independent legal counsel in a writing, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(c) All determinations with respect to the standards for indemnification hereunder shall be made (i) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct; or (ii) in the absence of such a decision, by (A) a majority vote of a quorum of the Disinterested Non-Party Directors of the Corporation or (B) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a writing. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (ii) above.

The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

8. Duration and Termination. This Agreement shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Corporation for successive annual periods, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Corporation’s Board of Directors or the vote of a majority of the outstanding voting securities of the Corporation at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Corporation at any time, without the payment of any penalty, upon giving the Advisor not less than 60 days’ notice (which notice may be waived in whole or in part by the Advisor), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Directors of the Corporation in office at the time or by the vote of the holders of a majority of the voting securities of the Corporation at the time outstanding and entitled to vote, or by the Advisor on not less than 60 days’ written notice (which notice may be waived in whole or in part by the Corporation). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act and the regulations thereunder.)

9. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations promulgated thereunder.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THL CREDIT, INC.

By:
Name: Title:	Terrence W. Olson Chief Financial Officer

FIRST EAGLE ALTERNATIVE CREDIT, LLC

By:
Name: Title:	Christopher J. Flynn President

Appendix A

~~AMENDED AND RESTATED~~ INVESTMENT MANAGEMENT AGREEMENT

This ~~Amended and Restated~~Investment Management Agreement (the “Agreement”), dated as of [ ] ~~2019~~2020, is between THL Credit, Inc., a Delaware corporation (the “Corporation”), and First Eagle Alternative Credit, LLC, formerly known as THL Credit Advisors LLC (the “Advisor”), a Delaware limited liability company ~~amends and restates that certain Investment Management Agreement dated April 1, 2010 among the Corporation and the Advisor~~.

WHEREAS, the Advisor has agreed to furnish investment advisory services to the Corporation, which has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1. In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Corporation with respect to the investment of the Corporation’s assets and to supervise and arrange for the day-to-day operations of the Corporation and the purchase of assets for and the sale of assets held in the investment portfolio of the Corporation.

2. Duties and Obligations of the Advisor with Respect to Investment of Assets of the Corporation.

(a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Corporation’s board of directors (the “Board of Directors”), the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Corporation’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Corporation and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Corporation; (ii) supervise continuously the investment program of the Corporation and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of Section 2(e) hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Corporation. Nothing contained herein shall be construed to restrict the Corporation’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Corporation’s shares.

(b) In the performance of its duties under this Agreement, the Advisor shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Corporation; (ii) any other applicable provision of law; (iii) the provisions of the Certificate of Incorporation and the By-Laws of the Corporation, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Corporation as set forth in the Corporation’s effective Registration Statement on Form N-2 (the “Registration Statement”), as they may be amended from time to time by the Board of Directors or s~~hare~~tockholders of the Corporation; and (v) any policies and determinations of the Board of Directors of the Corporation and provided in writing to the Advisor.

(c) The Advisor will seek to provide qualified personnel to fulfill its duties hereunder and, except as set forth in the following sentence, will bear all costs and expenses incurred in connection with its investment advisory duties thereunder. The Corporation shall reimburse the Advisor for all direct and indirect costs and expenses incurred by the Advisor for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services hereunder by the Advisor, including the costs and expenses of due diligence of potential investments, monitoring performance of the Corporation’s investments, serving as directors and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Corporation’s rights in respect of its investments and disposing of investments. All allocations made pursuant to this paragraph (c) shall be made pursuant to allocation guidelines approved from time to time by the Board of Directors. The Corporation shall also be responsible for the payment of all the Corporation’s other expenses, including payment of the fees payable to the Advisor under Section 6 hereof; organizational and offering expenses; expenses incurred in valuing the Corporation’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm); expenses incurred by the Advisor or payable to third parties, including agents, consultants or other advisors and travel expense, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and enforcing the Corporation’s rights in respect of such investments; performing due diligence on the Corporation’s prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; distributions on shares; offerings of the Corporation’s common stock and other securities; investment advisory and management fees payable under this Agreement; administration fees; transfer agent and custody fees and expenses; the allocated costs of providing managerial assistance to those portfolio companies that require it; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making and disposing of investments; brokerage fees and commissions; the Corporation’s dues, fees and charges of any trade association of which the Corporation is a member; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports, registration statements, prospectuses or other documents required by the SEC, including printing and mailing costs; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the expenses of holding s~~hare~~tockholder meetings; the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; litigation and indemnification and other extraordinary or non recurring expenses; and all other non-investment advisory expenses of the Corporation.

(d) The Advisor shall give the Corporation the benefit of its professional judgment and effort in rendering services hereunder, but neither the Advisor nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Corporation in connection with the matters to which this Agreement relates, provided, that the foregoing exculpation shall not apply to a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; provided further, however, that the foregoing shall not constitute a waiver of any rights which the Corporation may have which may not be waived under applicable law.

(e) The Advisor will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Corporation and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Corporation and its other clients and that the total commissions paid by the

Corporation will be reasonable in relation to the benefits to the Corporation over the long term, subject to review by the Board of Directors of the Corporation from time to time with respect to the extent and continuation of such practice to determine whether the Corporation benefits, directly or indirectly, from such practice. In addition, the Advisor is authorized to take into account the sale of shares of the Corporation in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor), provided that the Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.

3. Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will not undertake, and will cause its employees not to undertake, activities which, in its judgment, will adversely affect the performance of the Advisor’s obligations under this Agreement.

4. Agency Cross Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The Securities and Exchange Commission has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Corporation authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Corporation may revoke its consent at any time by written notice to the Advisor.

5. Expenses. During the term of this Agreement, the Advisor will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and shall bear the costs of any salaries or Directors’ fees of any officers or Directors of the Corporation who are affiliated persons (as defined in the 1940 Act) of the Advisor.

6. Compensation of the Advisor.

(a) The Advisor, for its services to the Corporation, will be entitled to receive a management fee (the “Base Management Fee”) from the Corporation determined in accordance with U.S. generally accepted accounting principles (“GAAP”). The Base Management Fee will be calculated at an annual rate of 1.00% of the Corporation’s gross assets and payable quarterly in arrears on a calendar quarter basis. For purposes of calculating the Base Management Fee, the term “gross assets” is determined without deduction for any liabilities. The Base Management Fee will be calculated based on the value of the Corporation’s gross assets at the end of the most recently completed calendar quarter prior to the quarter for which such fees are being calculated, and appropriately adjusted for any share issuances or repurchases during the calendar quarter for which such fees are being calculated. Base Management Fees for any partial quarter will be appropriately pro-rated.

(b) For purposes of this Agreement, the gross assets and net assets of the Corporation shall be calculated pursuant to the procedures adopted by the Board of Directors of the Corporation for calculating the value of the Corporation’s assets.

(c) The Incentive Fee will consist of two parts, as follows:

(i) The ordinary income component is calculated, and payable, quarterly in arrears at the end of each calendar quarter by reference to our aggregate Pre-Incentive Fee net investment income (as described below), as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since January 1, 2018) (such period hereinafter referred to as the “Trailing Twelve Quarter Period”). “Pre-Incentive Fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Corporation’s administration agreement (the “Administration Agreement”), interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee and any offering expenses and other expenses not charged to operations and excluding reversals of the Incentive Fee solely to the extent such reversals have the effect of reducing previously accrued Incentive Fees under the proviso to the following sentence). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash; provided, however, that the portion of the Incentive Fee attributable to deferred interest features shall be paid, together with interest thereon from the date of deferral to the date of payment at the prime rate published from time to time by the Wall Street Journal or, in the absence thereof, a bank chosen by the board of directors, only if and to the extent received in cash, and any accrual thereof shall be reversed if and to the extent such interest is reversed in connection with any write off or similar permanent impairment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Pre-Incentive Fee net investment income is expressed as a rate of return on the value of the Company’s net assets (as determined in accordance with GAAP) calculated, and payable, quarterly in arrears at the end of the calendar quarter comprising the relevant Trailing Twelve Quarter Period and adjusted for any share issuances or repurchases during such quarter. The hurdle amount for Pre-Incentive Fee net investment income is based on ordinary income is determined on quarterly basis and is equal to 2.0% (which is 8.0% annualized) multiplied by the net asset value attributable to our common stock at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarter Period (also referred to as “hurdle rate”). The hurdle amount is calculated after making appropriate adjustments for subscriptions (which includes all issuances by us of shares of our common stock, including issuances pursuant to our dividend reinvestment plan) and distributions that occurred during the relevant Trailing Twelve Quarter Period. The Corporation will pay the Advisor an Incentive Fee with respect to the Corporation’s Pre-Incentive Fee net investment income for the relevant Trailing Twelve Quarter Period in each calendar quarter as follows:

(1)	no Incentive Fee for any calendar quarter in which the Corporation’s Pre-Incentive Fee net investment income does not exceed the hurdle rate;

(2)

100% of the Corporation’s Pre-Incentive Fee net investment income for any Trailing Twelve Quarter Period with respect to that portion of the Pre-Incentive Fee net investment income for such period, if any, that exceeds the hurdle rate but is less than 2.50% (10.0% annualized); and

(3)

17.5% of the amount of the Corporation’s Pre-Incentive Fee net investment income for the Trailing Twelve Quarter Period with respect to that portion of the Pre-Incentive Fee net investment income for such quarter, if any, that exceeds 2.5% (10.0% annualized);

The amount of the Incentive Fee on Pre-Incentive Fee net investment income that will be paid for a particular quarter will equal the excess of the incentive fee so calculated minus the aggregate incentive fees on ordinary income that were paid in respect of the eleven preceding calendar quarters (or if shorter, the appropriate number of preceding quarters incentive fees paid that have occurred since January 1, 2018) included in the relevant Trailing Twelve Quarter Period but not in excess of the total return requirement (as described below).

The foregoing Incentive Fee will be subject to an Incentive Fee Cap (as defined below). The “Incentive Fee Cap” for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined below) during the calendar quarter the Trailing Twelve Quarter Period, minus (b) the aggregate incentive fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarter Period.

“Cumulative Net Return” means (x) Pre-Incentive Fee net investment income in respect of the relevant Trailing Twelve Quarter Period minus (y) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarter Period. If, in any quarter, the Incentive Fee Cap is zero or a negative value, we will pay no incentive fee based on income to the Advisor for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the incentive fee based on Pre-Incentive Fee net investment income that is payable to the Advisor for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Corporation will pay an Incentive Fee based on Pre-Incentive Fee net investment income to the Advisor equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on Pre-Incentive Fee net investment income that is payable to the Advisor for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Corporation shall pay an Incentive Fee based on Pre-Incentive Fee net investment income to the Advisor equal to the Incentive Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending on December 31, 2020, and is calculated at the end of each applicable year by subtracting (1) the sum of the Corporation’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Corporation’s cumulative aggregate realized capital gains, in each case calculated from the ~~Commencement Date~~date of commencement of the Corporation’s operations. If the amount so calculated is positive, then the Capital Gains Fee for such year is equal to 17.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then no Capital Gains Fee will be payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

7. Indemnification. (a) The Corporation shall indemnify the Advisor, and each of the Advisor’s directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor’s request as a director, officer, partner, member or the like of another entity) (each such person being an “Indemnitee”) against any loss, liability, claim, damage or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding or investigation, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee’s having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Corporation and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (i) no Indemnitee shall be indemnified hereunder against any liability to the Corporation or its s~~hare~~tockholders or any expense of such Indemnitee arising by reason of (A) willful misfeasance, (B) bad faith, (C) gross negligence or (D) reckless disregard of the duties involved in the conduct of such Indemnitee’s position (the conduct referred to in such clauses (A) through (D) being sometimes referred to herein as “disabling conduct”); (ii) as to any matter disposed of by settlement or a compromise payment by such

Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Corporation and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Corporation and did not involve disabling conduct by such Indemnitee; and (iii) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Directors of the Corporation.

(b) The Corporation may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Corporation receives a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Corporation unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Directors of the Corporation determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide security for such undertaking; (ii) the Corporation shall be insured against losses arising by reason of any unlawful advance; or (iii) a majority of a quorum consisting of Directors of the Corporation who are neither “interested persons” of the Corporation (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Directors”) or an independent legal counsel in a writing, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(c) All determinations with respect to the standards for indemnification hereunder shall be made (i) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct; or (ii) in the absence of such a decision, by (A) a majority vote of a quorum of the Disinterested Non-Party Directors of the Corporation or (B) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a writing. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (ii) above.

The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

8. Duration and Termination. This Agreement shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Corporation for successive annual periods, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Corporation’s Board of Directors or the vote of a majority of the outstanding voting securities of the Corporation at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Corporation at any time, without the payment of any penalty, upon giving the Advisor not less than 60 days’ notice (which notice may be waived in whole or in part by the Advisor), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Directors of the Corporation in office at the time or by the vote of the holders of a majority of the voting securities of the Corporation at the time outstanding and entitled to vote, or by the Advisor on not less than 60 days’ written notice (which notice may be waived in whole or in part by the Corporation). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act and the regulations thereunder.)

9. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations promulgated thereunder.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THL CREDIT, INC.

By:
Name:	Terrence W. Olson
Title:	Chief Financial Officer

~~THL~~FIRST EAGLE ALTERNATIVE CREDIT ~~ADVISORS~~, LLC

By:
Name:	Christopher J. Flynn
Title:	~~Chief Executive Officer~~President

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D10177-S01153 1. To approve the Company’s entry into a new investment management agreement between the Company and First Eagle Alternative Credit, LLC, formerly known as THL Credit Advisors LLC (the “Adviser”), that will replace the prior investment management agreement with the Adviser; and The Board of Directors recommends you vote FOR the following proposals: 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address changes and/or comments, please check this box and write them on the back where indicated. For Against Abstain THL CREDIT, INC. THL CREDIT, INC. 500 BOYLSTON STREET, SUITE 1250 BOSTON, MA 02116 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TCRD2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D10178-S01153 THL CREDIT, INC. Special Meeting of Shareholders May 28, 2020 11:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Terrence W. Olson and Sabrina Rusnak-Carlson, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THL CREDIT, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held at 11:00 AM, EDT on May 28, 2020, at www.virtualshareholdermeeting.com/TCRD2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side